Exhibit 10.3

EXECUTION VERSION

INCENTIVE SUBSCRIPTION AGREEMENT

This Incentive Subscription Agreement (this “Agreement”) is made as of November 15, 2016 (the “Effective Date”), by and among Evercore LP, a Delaware limited partnership (the “Partnership”), Evercore Partners Inc., a Delaware corporation, as general partner of the Partnership (the “General Partner” and, together with the Partnership and their subsidiaries, “Evercore”), and John S. Weinberg (the “Executive”). Capitalized terms used herein but not defined herein shall have the meaning set forth in the Partnership Agreement (as defined below).

RECITALS

WHEREAS, on the terms and subject to the conditions hereof, Executive desires to subscribe for and acquire from the Partnership, and the Partnership desires to issue and provide to Executive, 400,000 Class I-P Units in the Partnership (each an “I-P Unit” and, collectively, the “I-P Units”), having the rights, powers, duties and preferences set forth in the Fifth Amended and Restated Limited Partnership Agreement of Evercore LP (as amended from time to time, the “Partnership Agreement”);

WHEREAS, upon the vesting of an I-P Unit as set forth in this Agreement, such I-P Unit is automatically converted, subject to the provisions of the Partnership Agreement, into a Class I Unit of the Partnership (each an “I Unit” and, collectively, the “I Units”), having the rights, powers, duties and preferences set forth in the Partnership Agreement;

WHEREAS, Executive is willing to purchase, and the Partnership is willing to sell to Executive, one share of Class B common stock, par value $.01 per share, of the General Partner (the “Class B Share”); and

WHEREAS, this Agreement is intended to constitute an equity-compensation plan (as defined in the New York Stock Exchange Listed Company Manual) and an employee benefit plan (as defined in Rule 405 under the Securities Act) and the issuance of the I-P Units and the Class B Share is made in reliance on the employment inducement exception provided under Section 303A.08 of the New York Stock Exchange Listed Company Manual.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Subscription for I-P Units; Sale and Purchase of the Class B Share; Admission.

(a) Upon the terms and subject to the conditions of this Agreement, Executive hereby subscribes for and agrees to acquire, and the Partnership hereby agrees to issue to Executive, 400,000 I-P Units, in exchange for the services to be performed for the Partnership by Executive, with such issuance occurring immediately upon the effectiveness of the registration statement covering such I-P Units (the “Grant Date”). In addition, the Partnership hereby agrees to sell to Executive one Class B Share for par value.

(b) Upon the issuance of the I-P Units to Executive, Executive shall be admitted to the Partnership as a limited partner of the Partnership and Executive hereby agrees to be bound by the terms and conditions of the Partnership Agreement and agrees to execute any documents or agreements required by the General Partner in connection with his subscription and admission as a limited partner of the Partnership, including a counterpart of the Partnership Agreement. The I-P Units and, following the vesting of the I-P Units, the I Units issued in respect thereof, shall be subject, in all respects, to the terms and conditions of the Partnership Agreement. Executive is not obligated (now or in the future) to make any Capital Contribution to the Partnership on account of the I-P Units.

(c) Executive shall timely (within 30 days of the Effective Date) file (via certified mail, return receipt requested) an election under Section 83(b) of the Code in the form of Exhibit A to this Agreement and shall thereafter notify the Partnership it has made such timely filing and provide a copy of such filing to the Partnership. Executive should consult his tax advisor regarding the consequences of a Section 83(b) election, as well as the receipt, vesting, holding and sale of the I-P Units, I Units and Class B Share.

(d) Notwithstanding anything in this Agreement to the contrary, the Partnership shall be under no obligation to issue the I-P Units or sell the Class B Share to Executive unless the representations of Executive contained in Section 2 hereof are true and correct in all material respects as of the Effective Date.

2. Representations and Warranties of Executive.

Executive represents and warrants, as of the date hereof, that:

(a) Executive has full legal capacity to execute and deliver this Agreement and the Partnership Agreement and to perform his obligations hereunder and thereunder. This Agreement and the Partnership Agreement have been duly authorized (if applicable), executed and delivered by Executive and are the legal, valid and binding obligations of Executive enforceable against him in accordance with the terms hereof and thereof, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies.

(b) Executive acknowledges and agrees that he previously has been furnished with the Partnership Agreement and has been given the opportunity to examine all documents and to ask questions of, and receive answers from, the Partnership and its representatives concerning the Partnership, the Partnership Agreement, the Partnership’s organizational documents and the terms and conditions of issuance of the I-P Units and to obtain any additional information which Executive deems necessary.

(c) Executive has been advised that the I-P Units and I Units are subject to restrictions upon transfer as set forth in the Partnership Agreement. In addition, the I-P Units, I Units and the Class B Share have not been registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Executive is aware that the General Partner and the Partnership are under no obligation to effect any such registration with respect to the I-P Units, I Units or the Class B Share or to file for or comply with any exemption from registration. Executive is acquiring the

I-P Units and Class B Share for his own account for investment purposes only and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act. Executive has such knowledge and experience in financial and business matters that such Executive is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Executive is an “accredited investor” (as that term is defined in Regulation D under the Securities Act) or the issuance of the I-P Units, I Units and Class B Share, as applicable, to Executive otherwise satisfies an exemption from the registration requirements of the Securities Act.

3. Vesting.

(a) Each I-P Unit shall be an Unvested Unit upon grant. An I-P Unit shall vest only to the extent provided in this Section 3. The maximum number of I-P Units that may vest under this Agreement is 400,000 I-P Units. Upon conversion of an I-P Unit into an I Unit as provided herein and in the Partnership Agreement, the I-P Unit shall be cancelled.

(b) An I-P Unit will become a Vested Unit upon satisfaction of both the Service Condition and the Performance Condition (each as described below). Upon becoming a Vested Unit, the I-P Unit will immediately and automatically convert into an I Unit on a one-for-one basis, as set forth in this Section 3, subject to the provisions of the Partnership Agreement. For the avoidance of doubt, (i) because the vesting of the I-P Unit requires satisfaction of the Service Condition and the Performance Condition, an I-P Unit will not become a Vested Unit (if at all) until a Service Vesting Date has occurred, regardless of whether the applicable Performance Condition has been satisfied and (ii) an I-P Unit will be forfeited if the Performance Condition has not become satisfied prior to earlier of (x) the End Date (as defined below) and (y) the first anniversary of a Good Leaver Termination (as defined below). An I-P Unit shall remain outstanding until the earliest of (A) the End Date, (B) a termination of employment that is not a Good Leaver Termination, (C) the one year anniversary of a Good Leaver Termination, (D) a Change in Control (as defined in the Amended and Restated 2016 Evercore Partners Inc. Stock Incentive Plan (the “Plan”)), (E) a breach of the Restrictive Covenant Agreement (as defined below) and (F) conversion of the I-P Unit into an I Unit.

(c) The “Service Condition” will be satisfied if (i) Executive remains a full time employee of Evercore in good standing through March 1, 2022 (“End Date”) or (ii) prior to the End Date, Executive’s employment with Evercore terminates due to Executive’s death, Disability (as defined in the Plan), a termination by Evercore without Cause (as defined in the Employment Agreement by and among Executive, the Partnership and the General Partner, dated as of November 15, 2016 (the “Employment Agreement”)), Executive’s resignation for Good Reason (as defined in the Employment Agreement) or Executive’s retirement on or after January 15, 2022 in accordance with the terms of the Employment Agreement including, without limitation, the advance notice requirements thereof (each such termination of employment, a “Good Leaver Termination”). The earlier of the End Date and the date of a Good Leaver Termination is referred to as the “Service Vesting Date.” No Service Vesting Date will occur in the event Executive’s employment with Evercore is terminated by the Company with Cause or by Executive’s resignation without Good Reason (which resignation does not satisfy the requirements for retirement under the Employment Agreement), and the I-P Units shall be immediately forfeited without any consideration on the date of any such termination of employment.

(d) The “Performance Condition” with respect to an I-P Unit will be satisfied if at any time after the Grant Date but prior to the earlier of the End Date and the first anniversary of a Good Leaver Termination, the average of the high and low price of Class A Common Stock on a trading day (the “Stock Price”) is equal to or falls within the range of the Stock Prices included in the table below opposite such I-P Unit for at least 20 consecutive trading days:

Number of I-P Units	Stock Price	Number of I Units Issuable
200,000	$65.00 - $74.99	200,000
200,000	$75.00 and greater	200,000

For the avoidance of doubt, to the extent the Performance Condition is satisfied based on a Stock Price of $75.00 or greater, the Performance Condition with respect to all 400,000 I-P Units shall be satisfied (to the extent not previously satisfied). The Stock Prices included in the table shall be equitably adjusted to reflect any change in the capitalization of the General Partner or shares of Class A Common Stock, including by reason of stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of shares of Class a Common Stock or other corporate exchange, or any distributions to shareholders of shares of Class A Common Stock or cash (other than a regular cash dividend) or any transaction similar to the foregoing, in a manner as to preserve and not distort the Performance Condition.

(e) Notwithstanding anything in the foregoing to the contrary, in the event of a Change in Control, the Service Condition shall be satisfied and the Performance Condition may be satisfied (in full or in part) based on the value of the consideration paid per share of Class A Common Stock in such transaction or, as applicable, the per share value of Class A Common Stock implied by such transaction (the “CIC Value”). Solely to the extent such treatment is consistent with the treatment of the I-P Units as “profits interests” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343 and Rev. Proc. 2001-43, 2001-2 C.B. 191, and other Internal Revenue Service guidance and the Partnership Agreement (the “Profits Interest Restriction”), immediately prior to a Change in Control, the I-P Units will vest and convert into the number of I Units that would be issuable if the Performance Condition was satisfied based on a Stock Price equal to the CIC Value plus $10.00. Any I-P Unit that does not vest based on the CIC Value shall be forfeited immediately prior to the Change in Control.

As an illustrative example, assuming no I-P Units have vested prior to the Change in Control, if the CIC Value is $65.00, the Performance Condition with respect to 400,000 I-P Units shall be satisfied and 400,000 I Units shall be issuable to Executive (as $65.00 plus $10.00 equals $75.00).

4. Restrictive Covenants. Executive acknowledges and recognizes the highly competitive nature of the businesses of the Partnership and its affiliates and accordingly agrees,

in Executive’s capacity as an investor and equity holder in the Partnership, to comply the provisions of the Confidentiality, Non-Solicitation and Proprietary Information Agreement by and between Executive and the General Partner, dated November 15, 2016 (the “Restrictive Covenant Agreement”). Executive acknowledges and agrees that the Partnership’s remedies at law for a breach of any of the provisions of the Restrictive Covenant Agreement would be inadequate and the Partnership would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, Executive agrees that, in the event of such a breach, in addition to any remedies at law or equity, the I-P Units that as of the date of such violation are not Vested Units shall be immediately forfeited without any consideration on the date of any such breach.

5. Miscellaneous.

(a) Tax Issues. THE ISSUANCE OF THE I-P UNITS TO EXECUTIVE PURSUANT TO THIS AGREEMENT INVOLVES COMPLEX AND SUBSTANTIAL TAX CONSIDERATIONS, INCLUDING, WITHOUT LIMITATION, CONSIDERATION OF THE ADVISABILITY OF EXECUTIVE MAKING AN ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE. EXECUTIVE ACKNOWLEDGES HE HAS CONSULTED HIS OWN TAX ADVISOR WITH RESPECT TO THE TRANSACTIONS DESCRIBED IN THIS AGREEMENT. THE PARTNERSHIP MAKES NO WARRANTIES OR REPRESENTATIONS WHATSOEVER TO EXECUTIVE REGARDING THE TAX CONSEQUENCES OF EXECUTIVE’S RECEIPT OF THE I-P UNITS.

(b) Registration; Exchanges for Class A Common Stock. The Company shall cause the Class A Common Stock issuable in respect of the I Units to be registered under the Securities Act of 1933, as amended, on the Grant Date, and thereafter for such registration to be maintained, as required by Section 5(d) of the Employment Agreement. I Units (but, for the avoidance of doubt, not I-P Units) issued in accordance with this Agreement and the Partnership Agreement shall be exchangeable for Class A Common Stock pursuant to the Amended and Restated Certificate of Incorporation of the General Partner. Class A Common Stock delivered by the General Partner or its Affiliates upon exchange of the I Units shall be deemed to have been issued under this Agreement, which constitutes an equity-compensation plan (as defined in the New York Stock Exchange Listed Company Manual) and an employee benefit plan (as defined in Rule 405 under the Securities Act of 1933, as amended).

(c) Transfers. Executive may not Transfer, directly or indirectly, all or any portion of an I-P Unit (whether or not vested) or I Unit, or any rights therein (economic or otherwise), to any other Person except in accordance with the Partnership Agreement. For the avoidance of doubt, Executive shall have no right to exchange any I-P Unit.

(d) Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding among the parties hereto with respect to the subject matter hereof. The parties hereto acknowledge and agree that the provisions of the Partnership Agreement apply to the issuance of the I-P Units and the I Units and that, upon issuance, as applicable, the I-P Units and the I Units will be subject to the terms, conditions, rights and obligations contained in the Partnership Agreement.

(e) Amendment; Waiver.

(i) This Agreement can be amended only by an instrument in writing signed by each of the parties hereto. Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the party against whom the waiver is to be effective.

(ii) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

(f) No Third Party Beneficiaries; Assignment. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors and nothing herein, express or implied, is intended to or shall confer upon any other person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties and any attempted assignment shall be null and void and of no force or effect.

(g) Administration. Subject to the terms of the Partnership Agreement, the General Partner shall have the authority to (i) construe, interpret and implement this Agreement, (ii) establish rules and regulations and make all determinations necessary or advisable in administering this Agreement and (iii) correct any defect, supply any omission and reconcile any inconsistency in this Agreement. All such interpretations, rules, determinations and regulations shall be final, binding and conclusive on all Persons, including the Partnership and Executive.

(h) Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for all purposes.

(i) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the addresses specified in Section 11.02 of the Partnership Agreement.

(j) Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby

(k) Cooperation. Executive agrees to cooperate with the Partnership in taking action reasonably necessary to consummate the transactions contemplated by this Agreement.

(l) Executive’s Employment by Evercore. Nothing contained in this Agreement shall be deemed to obligate any Evercore entity to employ Executive in any capacity whatsoever or to prohibit or restrict the Evercore entity from terminating the employment of Executive at any time or for any reason whatsoever, with or without Cause.

(m) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER

EVERCORE PARTNERS INC.

By:	/s/ Roger C. Altman
	Name:	Roger C. Altman
	Title:	Senior Chairman

PARTNERSHIP

EVERCORE LP

By Evercore Partners Inc., its general partner

By:	/s/ Roger C. Altman
	Name:	Roger C. Altman
	Title:	Senior Chairman

EXECUTIVE

/s/ John. S. Weinberg
John S. Weinberg

[Signature Page to Weinberg Subscription Agreement]

Exhibit A

ELECTION TO INCLUDE UNITS IN GROSS

INCOME PURSUANT TO SECTION 83(b) OF THE

INTERNAL REVENUE CODE

The undersigned acquired equity units (the “Units”) of Evercore LP (the “Company”) on November     , 2016. The undersigned desires to make an election to have the Units taxed under the provision of Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code §83(b)”), at the time the undersigned acquired the Units.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Units (described below), to report as taxable income for the applicable calendar year the excess, if any, of the Units’ fair market value on the applicable acquisition date over the acquisition price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1. The name, address and social security number of the undersigned:

        Name: John S. Weinberg

        Address:

        SSN:         -    -

2. A description of the property with respect to which the election is being made:

        400,000 Class I-P Units in the Company

3. The date on which the property was transferred: November     , 2016. The taxable year for which such election is made: calendar year 2016

4. The restrictions to which the property is subject: If the undersigned ceases to be employed by certain affiliates of the Company under certain circumstances, all or a portion of the Units may be subject to forfeiture and/or repurchase by the Company at the lower of the fair market value of such Units and the original acquisition price paid for the Units, regardless of the fair market value of the Units on the date of such repurchase. The Units are also subject to transfer restrictions.

5. The aggregate fair market value on the applicable acquisition date of the property with respect to which the election is being made, determined without regard to any lapse restrictions:

        Class I-P Units: $0

6. The aggregate amount paid for such property:

        Class I-P Units: $0

A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations §1.83-2(e)(7).

Dated:
Name: John S. Weinberg